UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE COMMISSION

ADMINISTRATIVE PROCEEDING
File No.



----------------------------
In the Matter of

Thermotek International, Inc.         and         OFFER OF SETTLEMENT OF
Harold D. Massner                                 THERMOTEK INTERNATIONAL, INC.
                                                  AND HAROLD D. MASSNER
         Respondents,
------------------------------:

                                                         I.

Thermotek International, Inc. ("TTIC") and Harold D. Massner ("Massner") (together the "Respondents") pursuant to Rule 240(a) of the Securities and
Exchange Commission's ("Commission") Rules of Practice [17 C.F.R. ss. 201.240(a)], submit this Offer of Settlement ("Offer") in anticipation of the imposition by the Commission against them of public cease-and- desist proceedings pursuant Section 8A of the Securities Act of 1933 ("Securities Act").

                                                         II.

This Offer is submitted only for the purpose of settlement of these proceedings with the express understanding that it will not be used in any way in this proceeding unless the Offer is accepted by the Commission as hereinafter set forth. If this Offer is not accepted by the Commission, the Offer is withdrawn consistent with Rule 240(c)(6) of the Commission's Rules of Practice [17 C,F.R. ss. 201.240(c)(6)], without prejudice to Respondents and neither the Offer,nor any part of it, shall become a part of the record in these or any other proceedings, except for the waiver expressed in Section IV with respect to Rule 240(c)(5) of the Commission's Rules of Practice [17 C.F.R. ss. 201.240(c)(5)].

                                                       III.

A. On the basis of the foregoing representations, Respondents admit the jurisdiction of the Commission over them and over the subject matter of the proceedings proposed to be instituted against them by the Commission; and

B. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or to which the Commission is a party, prior to a hearing, and without admitting or denying the findings contained in the Order, Respondents consent to the entry Of an Order Pursuant to Section 8A of the Securities Act of 1933 Instituting Public Cease- And-Desist Proceedings, Making Findings, and Imposing Sanctions (the "Order") which:

                1. Finds' that:

     a. TTKI is Delaware corporation based in Burlington, Iowa claiming to have developed a technological process that takes organic substances from waste and converts them into useable products such as fuel, charcoal, and electricity. To date, the process has not been installed or used in any facility for any sustained period of time and TTKI has never realized any revenues from it;

     b. Massner, age 63, resides in Burlington, Iowa and at all relevant times was the president and controlling shareholder of TTKI. Massner received a patent in 1992 for an apparatus that allegedly decomposes municipal waste and such patent rights are licensed to TTKI;

     c. On July 31, 1997, TTKI completed an offering pursuant to Rule 504 of Regulation D of the Securities Act. On October 27, 1998, TTKI entered into a reverse merger agreement with a public shell corporation and on June 28, 2000 began trading in the over-the-counter ("OTC") market with market makers published in the National Quotation Bureau pink sheets ("pink sheets");

     d. Acting on behalf of TTKI, Massner caused shares of TTKI common stock that had previously been distributed to investors pursuant to the Regulation D offering to be returned to TTKI, On or about March 1, 2000, TTKI sold to Lloyd E. Wollmershauser ("Wollmershauser"), 16,000 shares of such common stock for $4,000 ($0.25 per share). On June 15, 2000, TTKI sold to Wollmershauser, pursuant to a promissory note, an additional two million shares of such coi-nmon stock for $800,000 ($0.40 per share). Massner expected that Wollmershauser would have to sell TTKI shares in order to pay the promissory note and, Wollmershauser did sell TTKI shares on June 28 and June 29, 2000;

     e. Section 5 of the Securities Act requires the registration of all securities, subject to certain exemptions. Section 5(a) prohibits the sale of securities or the delivery of securities after a sale through jurisdictional means unless a registration statement is in effect as to such securities. Section 5(c) of the Securities Act, in part, prohibits the use of jurisdictional means to offer to sell securities unless a registration statement has been filed. TTKI and Massner, through the use of the means or instruments of transportation or communication in interstate commerce or the mails, offered to sell or sold securities to Wollmershauser, or, directly and indirectly, carried or caused such securities to be carried through the mails or in interstate commerce, for the purpose of sale or for delivery after sale. No registration statement has been filed with the Commission or has been in effect with respect to the securities sold to Wollmershauser, and the securities are not exempt from registration. By reason of the foregoing, TTKI and Massner willfully violated Sections 5(a) and 5(c) of the Securities Act.

          (Footnote 1: The findings herein are made pursuant to Respondents' Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.)

                   2. Orders, pursuant to Section 8A of the Securities Act, that TTKI and Massner cease and desist from committing or causing any violation and any future violation of Sections 5(a) and 5(c) of the Securities Act.

                                                         IV.

          By submitting this Offer, Respondents hereby acknowledges their waiver of those rights specified in Rule 240(c)(4) and (5) of the Commission's Rules of Practice [ 17 C.F.R. ss. 201.204(c)(4) and (5)].

                                                          V.

A. Respondents represent that they have read and understand the foregoing Offer and that this -Offer is made voluntarily, and that no offers, promises, threats or inducements of any kind have been made by the Commission, or any member, officer, employee, agent or Representative of the Commission in consideration of this Offer or otherwise to induce them to submit this Offer.

B. Consistent with the provisions of 17 C.F.R.ss.202.5(f), Respondents waive any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.

C. Respondents understand and agree to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings" (I 7 C.F.R. ss. 202.5). In compliance with this policy, Respondents agree: (1) not to take any action or to make or permit to be made any public statement denying, directly or indirectly any allegation in the Order or creating the impression that the Order is without factual basis; and (2) that upon the filing of this Offer, Respondents hereby withdraw any papers filed in this proceeding to the extent that they deny any allegation in the Order. If
Respondents, or either of them, breach this agreement, the Division of Enforcement may petition the Commission to vacate the Order and restore this proceeding to its active docket. Nothing in this provision affects Respondents' testimonial obligations or right to take legal positions in litigation in which the Commission is not a party.

D. Respondents acknowledges that they have been informed that the Commission, in its sole and exclusive discretion, may refer or grant access to this matter, or any information or evidence gathered in connection with, or derived from, this matter, to any person or entity having appropriate civil, administrative, or criminal jurisdiction.

Dated this   18   day of    December , 2000

/ss/Harold D  Massner
---------------------
Harold D  Massner

The preceding Offer was subscribed and sworn to before me this 18 day of December,2000.
                                 ---------- Notary Public

                                            Address:

                                            My commission expires:

Corporate Resolution

I, Harold D. Massner, President of Thermotek International, lnc., hereby certify that tile following resolution was duly ei-iacted at a meetliig of the Board of Directors of Thermotek International, Inc. held on Dec. 16 2000.

Resolved, that Harold D. Massner is authorized and directed on behalf of Thermotek International, Inc. to execute and make the foregoing Offer of Settlement dated Dec. 18, 2000.


/ss/Harold D  Massner
---------------------
Harold D. Massner
President, Thermotek International, Inc.

Dated:        December   16                        ,2000

                            UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE CONSESSION



SECURITIES ACT OF 1933 Release No.

ADMINISTRATIVE PROCEEDING File No.


In the Matter of                             ORDER INSITUTING PUBLIC CEASE AND
                                             DESIST PROCEEDINGS PURSUANT TO
Therrnotek intemational Inc.                 SECTION 8A OF THE
and                                          SECURITIES ACT OF 1933, MAKING
Harold D.Massner,                            FINDINGS, AND IMPOSING SANCTIONS

Respondent,


                                                    1.

        The  Securities  and  Exchange   Commission   ("Commission")   deems  it
appropriate and in the public interest that public proceedings be instituted against Thermotek International, Inc, ("7M") and Harold D. Massner ("Massner') (together the "Respondents") pursuant to Section 8A of the Securities Act of 1933 ("Securities Act").

        In anticipation of the institution of these cease-and-desist proceedings, Respondents have submitted an Offer of Settlement ("Offer"), which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, and without admitting or denying the findings herein, except that they admit the jurisdiction of the Commission over them and over the matters set forth herein. Respondents consent to the entry of this Order Instituting Public Cease- And-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 , Making Findings, and Imposing Sanctions (the "Order") by the Commission,

                Accordingly, IT IS ORDERED that proceedings pursuant to Section 8A of the Securities Act be, and hereby are, instituted.

                                                 E.

     On the basis of this Order and the Offer submitted by the Respondents, the Commission finds' that:

     A. TTKI is Delaware corporation based in Burlington, Iowa claiming to have developed a technological process that takes organic substances from waste and converts them into ustable products such as fuel, charcoal, and Electricity. To date, the process has not been installed or used in any facility fear any sustained period of time and TTKI has never rnIL?,cd any revenues from it;

     B. Massner, age 63, resides in Burlington, Iowa and at all relevant times was the president ocl controling shareholder or TTKI. Massner received a patent in 1992 for an apparatus that allegedly decomposes municcipal waste and such patent rights axe licensed to TTKI;

     C. On July 31, 1997, TTKI corwlftd an offet@mg pursuant to Rule 5 04 of Regulation 1) of the Securities Act, On October 27, 1998, TTKI entered into a reverse merger ageement with a public shell corporation and in June 28.- 2000 began trading in the over-the-counter ("OTC" market with market makers published in the National Quotation Bureau pink sheets ("pink sheets");

     D. Acting on behalf of ITKI, Massner caused shares of TTKI con=onstook that had previously been di5ffibutod to inVtStOTS pursuant to the Regulation D offering to be returned to TTKI. On or about March 1, 2000, TTKI sold to Lloyd E. Wollmershauer 16,000 shares of such common stock for $4,000 ($0.25 per share). On June 15, 2O00, TTKI sold to Wol@nershauser, persuant to a promissory note, an additional two million shares of such common stock for $800,000 ($0.40 per share). Massner expected that Wollmershauser would have to sell TTKI shares in ordcr to pay the promissory note and Wollmershauer did sell TTKI shares on June 28 and June 29, 2000; and

     E, Section 5 of the Securities Act requires the registration of all securities, subject to certain, exemptions. Section 5(a) prohibits the sale of securities or the delivery of securities after a sale through jurisdirtional means unless a registration statement is in effect as to such securities, Sertion 5(c) of the Securities Act, in part, prohibits the use of jurisdictional means to offer to soil securities unless a registration stat=ent has been filed. TTKI and Massner, through the use of the means or instruments of transportation or communication in interstate commerce or the mails, offered to sell or sold securities to Wolltnershauser, or, directly and indirectly, carried or caused such securities to be carried through the mails or in interstate commerce, for the purpose of sale or for delivery after sale. No registration statement has been filed with the Commission or has been in effect with respect to the securities sold to Wollmershauser, and the securities are not exempt from registration. By reason of the foregoing, TTKI and Massner willfully violated Sections 5(a) and 5(c) of the Securities Act.

          (Footnote 1: The findings herein are made pursuant to Respondents' Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.)

                                            III

On the Basis of the foregoing, the Commission deems it appropriate to impose the sanctions specified in the Respondents' Offer.

         Accordingly, IT IS ORDERED that: Pursuant to Section 8A of the Securities Act, TTKI and Massner cease-and-desist from committing or causing any violation and any future violation of Sections 5(a) and 5(c) of the Securities Act.

By the commission.


                                                          /ss/Jonathan G. Katz
                                                          --------------------
                                                              Jonathan G. Katz
                                                              Secretary